                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2010
                                       OF
                             STATION CASINOS, INC.

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Company's (as defined below) 9 7/8% Senior Subordinated Notes Due 2010 (the "Old Notes") are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to First Union National Bank (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to and as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering the Old Notes" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                           FIRST UNION NATIONAL BANK

                        BY MAIL/OVERNIGHT DELIVERY/HAND:

                           First Union National Bank
                                Attn: Mike Klotz
                          Corporate Trust Reorg. Dept.
                          1525 West W.T. Harris Blvd.
                            Charlotte, NC 28288-1153

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (704) 590-7408

                            FACSIMILE TRANSMISSIONS:
                                 (704) 590-7628

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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
Ladies and Gentlemen:

    The undersigned hereby tenders to Station Casinos, Inc., a Nevada corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's prospectus dated September 1, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal," which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption, "The Exchange Offer--Procedures for Tendering the Old Notes."

Aggregate Principal                    Name(s) of Registered Holder(s):
Amount Tendered: -------------------   ------------------------------------
                                       ------------------------------------

Certificate No(s).                     Address(es): ------------------------
(if available):                        ------------------------------------
-----------------------                ------------------------------------

                                       Area Code and Telephone Number(s):
                                       ------------------------------------

If the Notes will be tendered by book-entry transfer, provide the following information:

Signature(s):
-------------------------------------------------------------------------------

DTC Account Number:
---------------------------------------------------------------------

Date:
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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (AUTHORIZED SIGNATURE)                 (TITLE)

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  (INCLUDE ZIP CODE)

Area Code and Telephone Number:
----------------------------------------------------------

Date:
---------------------------------

NOTE: DO NOT SEND THE OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF THE OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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